UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 22, 2016

ENLINK MIDSTREAM, LLC

(Exact name of registrant as specified in its charter)

DELAWARE	001-36336	46-4108528
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2501 CEDAR SPRINGS RD. DALLAS, TEXAS	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 953-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignations and Appointments

On June 22, 2016, Messrs. John Richels and Darryl Smette each tendered his resignation from the Board of Directors (the “Board”) of EnLink Midstream Manager, LLC (the “Manager”), the managing member of EnLink Midstream, LLC (“Registrant”), and from the Board of Directors (the “GP Board”) of EnLink Midstream GP, LLC (the “General Partner”), the general partner of EnLink Midstream Partners, LP (the “Partnership”) and an indirect subsidiary of the Registrant, in each case effective as of June 22, 2016.  Such resignations did not result from a disagreement with the Registrant or the General Partner.

Additionally, on June 22, 2016, (i) in its capacity as the sole member of the Manager and pursuant to the First Amended and Restated Limited Liability Company Agreement of the Manager, as amended to date, Devon Gas Services, L.P. (the “Member”) appointed each of Lyndon Taylor and Sue Alberti to the Board, and (ii) in its capacity as the sole member of the General Partner and pursuant to the Third Amended and Restated Limited Liability Company Agreement of the General Partner, as amended to date, EnLink Midstream, Inc. (“EMI”) appointed each of Mr. Taylor and Ms. Alberti to the GP Board.  Mr. Barry E. Davis will serve as the Chairman of the Board and the GP Board, effective as of June 22, 2016.

Neither Mr. Taylor nor Ms. Alberti has been appointed to any committee of the Board.

Biographical information for each of the members of the Board is set forth below:

Ms. Alberti is Senior Vice President of Marketing for Devon Energy Corporation (“Devon”) in Oklahoma City.  She has her undergraduate degree in Chemical Engineering from the University of Michigan, and her M.B.A. in Finance from the University of Chicago.  She began her career in the oil and gas industry with ARCO, and held positions in Engineering, Finance and HR in the company’s Exploration & Production, Refining & Marketing, Transportation and Corporate operating divisions. Prior to joining Devon, Sue worked for Texas Instruments in Dallas.

Mr. Taylor was elected to the position of Executive Vice President and General Counsel in 2007 and has been with Devon since 2005. He served as Deputy General Counsel from the time he joined Devon in 2005 until 2007. Prior to joining Devon, Mr. Taylor was with Skadden, Arps, Slate, Meagher & Flom LLP for 20 years, most recently as managing partner of the energy practice in Houston. He is admitted to practice law in Oklahoma and Texas. Mr. Taylor holds a bachelor’s degree in industrial engineering from Oklahoma State University and a juris doctorate degree from the University of Oklahoma.

Directors are reimbursed for out-of-pocket expenses incurred in connection with service on the Board.  Neither Mr. Taylor nor Ms. Alberti will receive separate compensation for his or her service as a director.  Mr. Davis will not receive separate compensation for his service as Chairman of the Board.

Each of Mr. Taylor and Ms. Alberti is an officer of Devon.  It is possible that conflicts of interest may arise as a result of, among other things, (i) Devon’s interest as the controlling equityholder of the Registrant and (ii) the following transactions between Devon (and its affiliates, collectively referred to as “Devon” herein) and the Registrant and its affiliates:

Gathering and Processing Agreements

The Partnership conducts business with Devon pursuant to certain gathering and processing agreements.  EnLink Midstream Holdings, LP, a subsidiary of the Partnership (“Midstream Holdings”), was previously a wholly-owned subsidiary of Devon, and all of its assets were contributed to it by Devon. In connection with the consummation of the business combination, Midstream Holdings entered into gathering and processing agreements with certain subsidiaries of Devon pursuant to which Midstream Holdings provides gathering, treating, compression, dehydration, stabilization, processing and fractionation services, as applicable, for natural gas delivered by Devon to Midstream Holdings gathering systems in the Barnett, Cana-Woodford and Arkoma-Woodford Shales. These agreements provide Midstream Holdings with dedication of all of the natural gas owned or controlled by Devon and produced from or attributable to existing and future wells located on certain oil, natural gas and mineral leases covering lands within the acreage dedications, excluding properties previously dedicated to other natural gas gathering systems not owned and operated by Devon.

Pursuant to the gathering and processing agreements, Devon has committed to deliver specified average minimum daily volumes of natural gas to Midstream Holdings’ gathering systems in the Barnett, Cana-Woodford and Arkoma-Woodford Shales during each calendar quarter for a five-year period following execution. These commitments account for substantially all of Midstream Holdings’ natural gas supply and approximately 13.4% of the Partnership’s combined revenues, or $596.3 million for the year ended December 31, 2015. Devon is entitled to firm service, meaning that if capacity on a system is curtailed or reduced, or capacity is otherwise insufficient, Midstream Holdings will take delivery of as much Devon natural gas as is permitted in accordance with applicable law.

The gathering and processing agreements are fee-based, and Midstream Holdings is paid a specified fee per MMBtu for natural gas gathered on Midstream Holdings’ gathering systems and a specified fee for natural gas processed. The particular fees, all of which are subject to an automatic annual inflation escalator at the beginning of each year, differ from one system to another and do not contain a fee redetermination clause.

On August 29, 2014, the Member assigned its 10-year gathering and processing agreement to Linn Energy in connection with the Member’s divestiture of certain of its southeastern Oklahoma assets. Such assignment became effective December 1, 2014. Accordingly, beginning on December 1, 2014, Linn Energy assumed all right, title and interest in the gathering and processing agreement and will perform and discharge all obligations under the agreement, which remains in full force and effect. The agreement relates to production dedicated to the Partnership’s Northridge assets in southeastern Oklahoma.

Historical Customer Relationship with Devon

Subsidiaries of the Partnership have historically maintained a customer relationship with Devon pursuant to which certain of its subsidiaries provide gathering, transportation, processing and gas lift services to Devon subsidiaries in exchange for fee-based compensation under several agreements with such Devon subsidiaries. The terms of these agreements vary, but the agreements expire in or before July 2021 and they automatically renew for month-to-month or year-to-year periods unless canceled by Devon prior to expiration. In addition, one of the Partnership’s subsidiaries has agreements with a subsidiary of Devon pursuant to which the Partnership’s subsidiary purchases and sells NGLs and pays or receives, as applicable, a margin-based fee. These NGL purchase and sale agreements have month-to-month terms. These historical agreements collectively comprise $107.5 million, or 2.4%, of our combined revenue for the year ended December 31, 2015.

Transition Services Agreement

In connection with the consummation of the business combination, a subsidiary of the Partnership entered into a transition services agreement with Devon pursuant to which Devon provides certain services to the Partnership with respect to the business and operations of Midstream Holdings and the Partnership provides certain services to Devon. General and administrative expenses related to the transition service agreement were $0.2 million for year ended December 31, 2015. The Partnership received $0.3 million from Devon under the transition services agreement for the year ended December 31, 2015.

GCF Agreement

In connection with the consummation of the business combination, a subsidiary of the Partnership entered into an agreement with a wholly-owned subsidiary of Devon pursuant to which Devon agreed, from and after the closing of the business combination, to hold for the benefit of Midstream Holdings the economic benefits and burdens of Devon’s 38.75% general partner interest in Gulf Coast Fractionators in Mont Belvieu, Texas. This agreement contributed approximately $13.0 million to our income from unconsolidated affiliate investment for the year ended December 31, 2015.

Lone Camp Gas Storage Agreement

In connection with the consummation of the business combination, a subsidiary of the Partnership entered into an agreement with a wholly-owned subsidiary of Devon under which it will provide gas storage services at its Lone Camp storage facility. Under this agreement, the wholly-owned subsidiary of Devon will reimburse the Partnership for the expenses it incurs in providing the storage services. The gas storage agreement accounted for an immaterial amount of revenue in 2015.

Acacia Transportation Agreement

In connection with the consummation of the business combination, a subsidiary of the Partnership entered into an agreement with a wholly-owned subsidiary of Devon pursuant to which the Partnership provides transportation services to Devon on its Acacia line. This agreement accounted for approximately 0.4% of the Partnership’s combined revenues, or $16.4 million, for the year ended December 31, 2015.

Office Leases

In connection with the consummation of the business combination, a subsidiary of the Partnership entered into three office lease agreements with a wholly-owned subsidiary of Devon pursuant to which the Partnership will lease office space at Devon’s Bridgeport, Oklahoma City and Cresson office buildings. Rent payable to Devon under these lease agreements is $174,000, $31,000 and $66,000, respectively, on an annual basis.

Tax Sharing Agreement

In connection with the consummation of the business combination the Registrant, the Partnership and Devon entered into a tax sharing agreement providing for the allocation of responsibilities, liabilities and benefits relating to any tax for which a combined tax return is due. In 2015, the Partnership and Devon incurred approximately $3.0 million in taxes that are subject to the tax sharing agreement at the time of the tax liability was incurred.

Preferential Rights Agreement

The Registrant indirectly owns (i) a portion of the limited partner interest in the Partnership and (ii) all of the membership interest in the General Partner, which owns all of the incentive distribution rights in the Partnership. The Registrant entered into a preferential rights agreement with the Partnership and EMI pursuant to which the Registrant and EMI granted the Partnership a right of first refusal, for a period of 10 years, with respect to the Devon’s 50% equity interest in Access Pipeline Inc. (the “Access Pipeline Interest”), a pipeline transportation company, to the extent ENLC in the future obtains such interest pursuant to the first offer agreement. In addition, if the Registrant has the opportunity to exercise its right of first offer for the Access Pipeline Interest pursuant to the first offer agreement, but determines not to exercise such right, the Registrant will be required to assign such right to the Partnership.

EMH Dropdowns

On February 17, 2015, the Partnership acquired a 25% limited partner interest (the “February Transferred Interests”) in Midstream Holdings from Acacia Natural Gas Corp I, Inc., a subsidiary of the Registrant and indirect subsidiary of Devon (“Acacia”), in a drop down transaction.  As consideration for the February Transferred Interests, the Partnership issued 31.6 million Class D Common Units in the Partnership to Acacia.  On May 27, 2015, the Partnership acquired the remaining 25% interest in Midstream Holdings (the “May Transferred Interests”) from Acacia in a drop down transaction.  As consideration for the May Transferred Interests, the Partnership issued 36.6 million Class E Common Units in the Partnership to Acacia.  All of the Class D Common Units and Class E Common Units issued in connection with these drop down transactions have since converted into Common Units.

VEX Dropdown

On April 1, 2015, the Partnership acquired the Victoria Express Pipeline and related truck terminal and storage assets located in the Eagle Ford shale in south Texas, together with 100% of the equity interests (all of which were voting) in certain entities, from Devon in a drop down transaction.  The aggregate consideration paid by the Partnership consisted of $171.0 million in cash, 338,159 Common Units and the Partnership’s assumption of up to $40 million in certain construction costs related to the pipeline.

Partnership Common Unit Private Placement

On October 29, 2015, EMI, an indirect subsidiary of Devon, purchased 2,849,100 Common Units from the Partnership for an aggregate cash purchase price of $50,000,000.

Indemnification Agreements

The Registrant has entered into indemnification agreements (the “Indemnification Agreements”) with each of the Manager’s directors and executive officers (collectively, the “Indemnitees”).  The Registrant expects to enter into an Indemnification Agreement with each of Mr. Taylor and Ms. Alberti.  Under the terms of the Indemnification Agreements, the Registrant agrees to indemnify and hold each Indemnitee harmless, subject to certain conditions, against any and all losses, claims, damages, liabilities, expenses (including legal fees and expenses), judgments, fines, ERISA excise taxes, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which the Indemnitee is involved, or is threatened to be involved, as a party or otherwise, because the Indemnitee is or was a director, manager or officer of the Manager or the Registrant, or is or was serving at the request of the Manager or the Registrant as a manager, managing member, general partner, director, officer, fiduciary, or trustee of another entity, organization or person of any nature.  The Registrant has also agreed to advance the expenses of an Indemnitee relating to the foregoing. To the extent that a change in the laws of the State of Delaware permits greater indemnification under any statute, agreement, organizational document or governing document than would be afforded under the Indemnification Agreements as of the date of the Indemnification Agreements, the Indemnitee shall enjoy the greater benefits so afforded by such change.

The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Form of Indemnification Agreement, the form of which is filed as Exhibit 10.8 to the Registrant’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on March 11, 2014, and which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENLINK MIDSTREAM, LLC

	By:	EnLink Midstream Manager, LLC,
its Managing Member

Date: June 27, 2016	By:	/s/ Michael J. Garberding
Michael J. Garberding
Executive Vice President and Chief Financial Officer